Exhibit 10.3


                                AMENDMENT TO THE
                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION
                        EFFECTIVE AS OF FEBRUARY 2, 1998


     The 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "Plan") is amended, effective as of February 2, 1998, as follows:

     1. The first and second sentences of Section 2 of the Plan are amended to read as follows:

"Subject to adjustment as provided in Section 11 hereof, an aggregate of 1,250,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 250,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units."

     2. The first sentence of Section 3(e) of the Plan is amended to read as follows:

"No Eligible Employee may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Stock after the Date of Grant thereof, for more than 200,000 shares of Stock in the aggregate in any calendar year."